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                                  EXHIBIT 21.1

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                              LIST OF SUBSIDIARIES



        Name of                         Jurisdiction of          Ownership
      Subsidiary                         Incorporation           Percentage
- ----------------------                  ---------------          ----------

LSI Logic Europe plc                    United Kingdom               97%

LSI Logic Corporation                   Canada                       55%
 of Canada, Inc.

LSI Logic K.K.                          Japan                        64%

Nihon Semiconductor Inc.                Japan                        55%

Headland Technology Ltd.                United Kingdom               100%

Headland Technology GmbH                Germany                      100%

LSI Logic Foreign                       U.S. Virgin Islands          100%
 Sales Corporation

LSI Logic Asia, Inc.                    Delaware                     100%

LSI Logic International                 California                   100%
 Services, Inc.

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